SECOND AMENDMENT TO CREDIT AND SECURITY AGREEMENT

        This Amendment, dated as of July 1, 2002, is made by and between STORAGE AREA NETWORKS, INC., a Colorado corporation (the “Borrower”), and WELLS FARGO BUSINESS CREDIT, INC., a Minnesota corporation (the “Lender”).

Recitals

        The Borrower and the Lender are parties to a Credit and Security Agreement dated as of May 31, 2001, as amended by the First Amendment to Credit and Security Agreement dated as of January 17, 2002 (as so amended, the “Credit Agreement”). Capitalized terms used in these recitals have the meanings given to them in the Credit Agreement unless otherwise specified.

        The Borrower has requested that certain amendments be made to the Credit Agreement, which the Lender is willing to make pursuant to the terms and conditions set forth herein.

        NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

        1.      Defined Terms. Capitalized terms used in this Amendment which are defined in the Credit Agreement shall have the same meanings as defined therein, unless otherwise defined herein. In addition, Section 1.1 of the Credit Agreement is amended by amending the following definitions:

“Borrowing Base” means, at any time and subject to change from time to time in the Lender's sole discretion, the lesser of:

                                           (a)     the Maximum Line; or

                                           (b)     the sum of:

(i) 80% of Eligible Accounts, plus

(ii) the lesser of (A) 80% of Accounts owed by the U.S. Government which are not Eligible Accounts because they are not secured by an assignment of claims to the Lender or (B) $500,000, less

(iii) the Rebate Reserve.

“Maturity Date” means May 31, 2005.

“Maximum Line” means $5,000,000, unless said amount is reduced pursuant to Section 2.6, in which event it means the amount to which said amount is reduced.

        2.      Section 6.12. Section 6.12 of the Credit Agreement is amended and restated in its entirety to read as follows:

“Section 6.12 Minimum Net Income. The Borrower will maintain, during each period described below, its Net Income, determined as at the end of each quarter, at an amount not less than the amount set forth opposite such period (numbers appearing between “( )” are negative):

                             Period                                   Minimum Net Income
                 Six months ending June 30, 2002                         ($1,049,000)
                 Nine months ending Sept. 30, 2002                         ($665,000)
                 Twelve months ending Dec. 31, 2002                        ($600,000) "

        3.      Section 6.13. Section 6.13 of the Credit Agreement is amended and restated in its entirety to read as follows:

“Section 6.13 Minimum Book Net Worth. The Borrower will maintain, during each period described below, its Book Net Worth, determined as at the end of each month, and calculated without regard to any additional equity infusion received by Borrower, at an amount not less than the amount set forth opposite such period (numbers appearing between “( )” are negative):

                          Period                            Minimum Book Net Worth
                       May 31, 2002                             ($12,803,000)
                      June 30, 2002                             ($12,363,000)
                      July 31, 2002                               $3,380,000
                     August 31, 2002                              $2,873,000
                    September 30, 2002                            $3,576,000
                     October 31, 2002                             $3,081,000
                    November 30, 2002                             $2,583,000
                December 31, 2002 and each                        $3,641,000”
                     month thereafter

        4.      Section 7.10. Section 7.10 of the Credit Agreement is amended and restated in its entirety to read as follows:

“Section 7.10 Capital Expenditures. The Borrower will not incur or contract to incur Capital Expenditures of more than $500,000 in the aggregate during its fiscal year ending December 31, 2002.”

        5.      Exhibit A. Exhibit A of the Credit Agreement is amended and restated in its entirety and replaced with Exhibit A attached hereto.

        6.      Exhibit B. Exhibit B of the Credit Agreement is amended and restated in its entirety and replaced with Exhibit B attached hereto.

        7.      No Other Changes. Except as explicitly amended by this Amendment, all of the terms and conditions of the Credit Agreement shall remain in full force and effect and shall apply to any advance or letter of credit thereunder.

        8.      Amendment Fee. The Borrower shall pay the Lender as of the date hereof a fully earned, non-refundable fee in the amount of $25,000 in consideration of the Lender’s execution and delivery of this Amendment.

        9.      Conditions Precedent. This Amendment shall be effective when the Lender shall have received an executed original hereof, together with each of the following, each in substance and form acceptable to the Lender in its sole discretion:

                 (a)     The Note, properly executed by the Borrower.

                 (b)     The Acknowledgment and Agreement of Guarantor set forth at the end of this Amendment, duly executed by the Guarantor.

                 (c)     The Agreement and Plan of Merger dated as of June 26, 2002 by and between Storage Area Networks, Inc., a Colorado corporation and Storage Area Networks, Inc., a Delaware corporation.

                 (d)     A true and correct copy of any and all leases pursuant to which the Borrower is leasing the Premises.

                 (e)     Certificates of the insurance required hereunder, with all hazard insurance containing a lender’s loss payable endorsement in the Lender’s favor and with all liability insurance naming the Lender as an additional insured.

                 (f)     A certificate of the Borrower’s Secretary or Assistant Secretary certifying as to (i) the resolutions of the Borrower’s directors and, if required, shareholders, authorizing the Certificate of Amendment of Certificate of Incorporation of ITIS Services, Inc., reflecting that ITIS Services, Inc. changed its name to Storage Area Networks, Inc., a Delaware corporation, (ii) the resolutions of the Borrower’s directors and, if required, shareholders, authorizing the Agreement and Plan of Merger of Storage Area Networks, Inc., a Delaware corporation with and into Storage Area Networks, Inc., a Colorado corporation and (iii) the resolutions of Storage Area Networks, Inc., a Delaware corporation, directors and, if required, shareholders, authorizing the Agreement and Plan of Merger of Storage Area Networks, Inc., a Delaware corporation with and into Storage Area Networks, Inc., a Colorado corporation.

                 (g)     A current certificate issued by the Colorado Secretary of State, certifying that the Borrower is in compliance with all applicable organizational requirements of the State of Colorado.

                 (h)     A current certificate issued by the Delaware Secretary of State, certifying (i) the Certificate of Amendment of Certificate of Incorporation of ITIS Services, Inc., reflecting that ITIS Services, Inc. changed its name to Storage Area Networks, Inc., a Delaware corporation and (ii) the merger of Storage Area Networks, Inc., a Delaware corporation with and into Storage Area Networks, Inc., a Colorado corporation.

                 (i)     An opinion of counsel to the Borrower, addressed to the Lender.

                 (j)     Payment of the fee described in Paragraph 8.

                 (k)     Such other matters as the Lender may require.

        10.      Representations and Warranties. The Borrower hereby represents and warrants to the Lender as follows:

                 (a)     The Borrower has all requisite power and authority to execute this Amendment and to perform all of its obligations hereunder, and this Amendment has been duly executed and delivered by the Borrower and constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms.

                 (b)     The execution, delivery and performance by the Borrower of this Amendment has been duly authorized by all necessary corporate action and does not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to the Borrower, or the articles of incorporation or by-laws of the Borrower, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected.

                 (c)     All of the representations and warranties contained in Article V of the Credit Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

        11.      References. All references in the Credit Agreement to “this Agreement”" shall be deemed to refer to the Credit Agreement as amended hereby; and any and all references in the Security Documents to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby.

        12.      No Other Waiver. The execution of this Amendment and acceptance of any documents related hereto shall not be deemed to be a waiver of any Default or Event of Default under the Credit Agreement or breach, default or event of default under any Security Document or other document held by the Lender, whether or not known to the Lender and whether or not existing on the date of this Amendment.

        13.      Release. The Borrower, and the Guarantor by signing the Acknowledgment and Agreement of Guarantor set forth below, each hereby absolutely and unconditionally releases and forever discharges the Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which the Borrower or such Guarantor has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

        14.      Costs and Expenses. The Borrower hereby reaffirms its agreement under the Credit Agreement to pay or reimburse the Lender on demand for all costs and expenses incurred by the Lender in connection with the Loan Documents, including without limitation all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, the Borrower specifically agrees to pay all fees and disbursements of counsel to the Lender for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto. The Borrower hereby agrees that the Lender may, at any time or from time to time in its sole discretion and without further authorization by the Borrower, make a loan to the Borrower under the Credit Agreement, or apply the proceeds of any loan, for the purpose of paying any such fees, disbursements, costs and expenses and the fee required under Paragraph 8 hereof.

        15.      Miscellaneous. This Amendment and the Acknowledgement and Agreement of Guarantor may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

WELLS FARGO BUSINESS CREDIT, INC.                                                    STORAGE AREA NETWORKS, INC.

By: /s/ Aida Sunglao-Canlas                                                                                 By: /s/ John P. Jenkins
Name: Aida Sunglao-Canlas                                                                                 Name: John P. Jenkins
Its: Commercial Banking Officer                                                                          Its: President

ACKNOWLEDGMENT AND AGREEMENT OF GUARANTOR

        The undersigned, a guarantor of the indebtedness of Storage Area Networks, Inc. (the “Borrower”) to Wells Fargo Business Credit, Inc. (the “Lender”) pursuant to a separate Guaranty dated as of May 31, 2001 (the “Guaranty”), hereby (i) acknowledges receipt of the foregoing Amendment; (ii) consents to the terms (including without limitation the release set forth in Paragraph 13 of the Amendment) and execution thereof; (iii) reaffirms its obligations to the Lender pursuant to the terms of its Guaranty; and (iv) acknowledges that the Lender may amend, restate, extend, renew or otherwise modify the Credit Agreement and any indebtedness or agreement of the Borrower, or enter into any agreement or extend additional or other credit accommodations, without notifying or obtaining the consent of the undersigned and without impairing the liability of the undersigned under its Guaranty for all of the Borrower’s present and future indebtedness to the Lender.

SAN HOLDINGS, INC. By: /s/John P. Jenkins Name: John P. Jenkins Its: President

Exhibit A to Credit and Security Agreement
AMENDED AND RESTATED REVOLVING NOTE

$5,000,000                                                                                                                                                                                                                                                           Denver, Colorado

July 1, 2002

For value received, the undersigned, STORAGE AREA NETWORKS, INC., a Colorado corporation (the “Borrower”), hereby promises to pay on the Termination Date under the Credit Agreement (defined below), to the order of WELLS FARGO BUSINESS CREDIT, INC., a Minnesota corporation (the “Lender”), at its main office in Denver, Colorado, or at any other place designated at any time by the holder hereof, in lawful money of the United States of America and in immediately available funds, the principal sum of Five Million Dollars ($5,000,000) or, if less, the aggregate unpaid principal amount of all Revolving Advances made by the Lender to the Borrower under the Credit Agreement (defined below) together with interest on the principal amount hereunder remaining unpaid from time to time, computed on the basis of the actual number of days elapsed and a 360-day year, from the date hereof until this Note is fully paid at the rate from time to time in effect under the Credit and Security Agreement dated as of May 31, 2001 (as the same may hereafter be amended, supplemented or restated from time to time, the “Credit Agreement”) by and between the Lender and the Borrower. The principal hereof and interest accruing thereon shall be due and payable as provided in the Credit Agreement. This Note may be prepaid only in accordance with the Credit Agreement.

This Note has been executed and delivered in substitution for and not in repayment of the Revolving Note of the Borrower dated May 31, 2001, and is issued pursuant, and is subject, to the Credit Agreement, which provides, among other things, for acceleration hereof. This Note is the Revolving Note referred to in the Credit Agreement. This Note is secured, among other things, pursuant to the Credit Agreement and the Security Documents as therein defined, and may now or hereafter be secured by one or more other security agreements, mortgages, deeds of trust, assignments or other instruments or agreements.

The Borrower hereby agrees to pay all costs of collection, including attorneys’ fees and legal expenses in the event this Note is not paid when due, whether or not legal proceedings are commenced.

Presentment or other demand for payment, notice of dishonor and protest are expressly waived.

STORAGE AREA NETWORKS, INC. By: /s/ John P. Jenkins Name: John Jenkins President